EXHIBIT 4.3

                           WAIVER OF RIGHTS UNDER NOTE

      The undersigned holders of Notes of Ceptor Corporation are party to a certain Note Agreement (the "Note") and Note Purchase Agreement ("Purchase Agreement") by and among Ceptor Corporation, Xechem International, Inc. and certain other parties signatory to the Purchase Agreement dated as of the date hereof. Terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

      1.    Each undersigned Holder agrees that in the event of any of Holder's
            Note is converted into the Conversion Securities and not registered within the time periods set forth under Section 6 of the Purchase Agreement, Holder waives any and all right to require repayment by Parent in cash of all or any portion of the Note by Parent. Holder further agrees that this waiver shall be binding upon any successor in interest to Holder's Note or any portion thereof or Parent's guarantee of Ceptor's obligation under said Note, and Holder shall notify each successor in interest of the same and obtain a signed acknowledgement thereof; if for whatever reason a successor in interest to Holder's Note or of Parent's guarantee thereof nonetheless seeks or obtains payment in cash by Parent with respect to said Note (other than by Parent's election), then Holder shall indemnify and hold harmless Parent from and against any and all liability Parent may incur as a result of such action.

      2.    Each undersigned Holder agrees that in the event of any of Holder's
            Note is converted into the Conversion Securities as a result of Parent's election to convert the Note into Conversion Securities, and undersigned Holder thereupon pursuant to Section 3(d) of the Note obtains the right to receive Conversion Securities, Holder waives any and all right to require repayment by Parent in cash of all or any portion of the Note by Parent. Holder further agrees that this waiver shall be binding upon any successor in interest to Holder's Note or any portion thereof or Parent's guarantee of Ceptor's obligation under said Note, and Holder shall notify each successor in interest of the same and obtain a signed acknowledgement thereof; if for whatever reason a successor in interest to Holder's Note or of Parent's guarantee thereof nonetheless seeks or obtains payment in cash by Parent with respect to said Note (other than by Parent's election), then Holder shall indemnify and hold harmless Parent from and against any and all liability Parent may incur as a result of such action.

      3. Parent shall be permitted to make any election permitted in the Purchase Agreement to be made by Parent individually with respect to Holders separately, and shall not be required to elect with respect to all Holders, generally.

      4. Each undersigned Holder agrees that in the event such Holder delivers a Conversion Notice in the manner and as described in the Note following the default, such Holder shall look solely to the Conversion Securities into which the Note is Convertible in the event of any Default under the Note.


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      5.    Holder further acknowledges, and Parent and William Pursley ("WP")
            each agree, that Parent has entered into an agreement with WP granting certain options to acquire shares of common stock of Parent and agreed to make available to Parent pursuant thereto 43,000,000 shares of common stock of Parent. WP has agreed with respect to the undersigned Holders and their successors or assigns, that in the event that any Conversion Securities are required to be issued under the Purchase Agreement or the Note, to make available to Parent by way of setoff, such number of shares of the 43,000,000 shares of common stock option of Parent subject to the foregoing agreement as are necessary to satisfy the obligation of Parent to issue to the undersigned Holders Conversion Securities (i.e., shares of common stock of Parent) upon conversion of any Note held by any undersigned Holder; each Holder acknowledges that Parent shall be under no obligation to issue new shares to any undersigned Holder party to this Waiver to satisfy any obligation with respect to the Note or Parent's guarantee thereof other than those shares that are subject to the setoff against WP options, and WP agrees to exercise such Options in the event that Conversion Securities are required to be delivered hereunder. Parent acknowledges that the option is fully vested for these purposes.

      6. Each undersigned Holder is also party to a Merger Agreement dated as of December 23, 2003 by and between Parent, Ceptor Acquisition, Inc., and Ceptor Corporation pursuant to which, in Section 1.7 thereof, the undersigned are entitled to payment of certain Contingent Consideration upon the occurrence of certain Award Events, as such terms are defined in the Merger Agreement. Each of the undersigned represent and warrant that they have not pledged or assigned their right to the Contingent Consideration to which they may become entitled and hereby waive and release Parent from any and all obligation with respect to payment of the Contingent Consideration on the basis of the representation of Ceptor to provide the undersigned with reasonably equivalent benefits, provided, however, that such benefits shall be payable in shares of the common stock of Ceptor, and that such release of Parent is not conditioned upon Ceptor's provision of such replacement benefits or that the undersigned shall be satisfied with the terms and conditions or value thereof.


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                                        HOLDERS:

Date:______                             By:_____________________________________
                                        Name:
                                        Title:

Date:______                             By:_____________________________________
                                        Name:
                                        Title:

AGREED WITH RESPECT TO PARAGRAPH 5 AND 6 ONLY:

_________________________________
William Pursley


XECHEM INTERNATIONAL, INC.


By:_______________________________
Name:
Title:


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